Exhibit 10.1

FOURTH MODIFICATION TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Modification to Amended and Restated Loan and Security Agreement (this "Amendment") is entered into effective as of August 18, 2021 (the "Effective Date") by and among CIBC BANK USA, (the "Lender"), LIFEWAY FOODS, INC., an Illinois corporation ("Lifeway"), FRESH MADE, INC., a Pennsylvania corporation ("FMI"), THE LIFEWAY KEFIR SHOP LLC, an Illinois limited liability company formerly known as STARFRUIT, LLC ("LKS"), and LIFEWAY WISCONSIN, INC., an Illinois corporation ("LWI" and together with Lifeway, FMI and LKS being sometimes individually referred to as a "Borrower" and collectively referred to as the "Borrowers").

RECITALS:

WHEREAS, the Lender and the Borrowers entered into an Amended and Restated Loan and Security Agreement dated May 7, 2018, as amended by that certain First Modification to Amended and Restated Loan and Security Agreement effective as of March 31, 2019, that certain Second Modification to Amended and Restated Loan and Security Agreement effective as of December 10, 2019, and that Third Modification to Amended and Restated Loan and Security Agreement effective as of September 30, 2020 (as modified, the "Loan Agreement"), pursuant to which the Lender made available to the Borrowers a credit facility;

WHEREAS, the Lender and Borrowers desire to amend the Loan Agreement to, among other things (a) consent to the consummation of the GFI Acquisition (as hereinafter defined) and (b) provide for a new term loan from the Lender to the Borrowers to finance a portion of the GFI Acquisition; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. (a) Undefined Terms. Unless the context otherwise provides or requires, capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Loan Agreement; provided, however, that all references in the Loan Agreement to (a) "Obligations" shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, the duties and obligations of the Borrowers under this Amendment, and (b) "Loan Documents" shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, this Amendment and the documents and instruments to be delivered pursuant to this Amendment.

(b)       Additional Defined Terms. When used herein and in the Loan Agreement, the following definitions shall be added (in alphabetical order) to Section 1.1:

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"GFI Acquisition" means the purchase by Lifeway of substantially all of the assets of GlenOaks Farms Inc., a California corporation, pursuant to the GFY Purchase Agreement.

"GFI Purchase Agreement" means that certain Asset Purchase Agreement dated on or about the date hereof by and among GlenOaks Farms Inc., a California corporation, Lifeway, Kevin Donavan, Shane Donovan, and Michael Polini relating to the GFI Acquisition.

"SBA Holdback" means (a) until such time as the SBA Lien is released, $150,000.00 and (b) after the SBA Lien has been released $0.00.

"SBA Lien" means the Lien filed with the Illinois Secretary of State by the U.S. Small Business Administration, as secured party, against the assets of Lifeway, as debtor, on June 28, 2020 (filing no. 25861663).

"Term Loan Commitment" means $5,000,000.00.

"Term Loan" is defined in Section 2.1.2.

“Term Loan Maturity Date” means the earlier of (a) August 18, 2026 or (b) the Termination Date.

(c)               Amended and Restated Defined Terms. When used herein and in the Loan Agreement, the following terms shall have the following amended and restated meaning:

"Applicable Margin" means, for any day, the rate per annum set forth below, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (iii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non Use Fee Rate" and (iv) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":

LIBOR Margin (Revolving Loans)	LIBOR Margin (Term Loan)	Base Rate Margin (Revolving Loans)	Base Rate Margin (Term Loan)	Non-Use Fee Rate	L/C Fee Rate
1.95%	1.95%	-1.00	-1.00%	0.20%	0.20%

Existing Mortgages means that certain (a) Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, Assignment of Rents and Leases and Environmental Indemnity Agreement, in each case, executed by Lifeway in favor of CIBC with respect to the Morton Grove Property and the Niles Property, together with the title insurance delivered in connection therewith and (b) Mortgage and Assignment of Rents and Leases and Fixture Filing, Assignment of Rents and Leases and Environmental Indemnity Agreement, in each case executed by LWI in favor of CIBC with respect to the Waukesha Property, together with the title insurance delivered in connection therewith.

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"Fixed Charge Coverage Ratio" means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of (i) income taxes paid in cash net of refunds received by the Loan Parties, (ii) all unfinanced Capital Expenditures (excluding (A) up to $620,000 of unfinanced Capital Expenditures made during the Fiscal Quarter ended September 30, 2017 and were made in connection with the acquisition of a packaging bundler for the Morton Grove Facility and (B) an additional $1,500,000 of Capital Expenditures in the aggregate made between the date hereof and the Termination Date to the extent permitted hereunder), (iii) cash distributions or dividends (to the extent permitted hereunder) and (iv) amounts paid to repurchase or redeem stock or equity (excluding (A) amounts paid to repurchase or redeem stock or equity in connection with the Permitted 2017 Redemption Transaction and (B) an additional $1,500,000 in the aggregate paid to repurchase or redeem stock or equity between the date hereof and the Termination Date to the extent permitted hereunder) to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans) plus (iii) management fees paid in cash if and to the extent permitted hereunder.

"Interest Period" means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1) or three (3) months thereafter as selected by any Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a)                if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)               any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                Borrowers may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date;

(d)               Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount such Term Loan having an Interest Period ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment; and

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(e)              Lender may, in its discretion, require that the first Interest Period under this Agreement be a period less than one (1) month (determined by Lender).

"LIBO Rate" means a rate of interest equal to (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in no event shall the LIBO Rate be deemed less than 0.20%. If the Bloomberg Financial Markets system ceases to provide such quotes or a Governmental Authority having jurisdiction over Lender has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available or used for determining the interest rate of loans and such date has occurred, the LIBO Successor Rate may be used by Lender. If on any date of determination more than one London interbank offered rate for the applicable Interest Period appears in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), the highest of such rates will be the rate used for such day. Lender's determination of the LIBO Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.

"Loan or Loans" means, as the context may require, Revolving Loans and/or the Term Loan. For the avoidance of doubt, all Loans are cross-defaulted and cross-collateralized.

"Revolving Commitment" means $5,000,000 (less the SBA Holdback) subject to Section 2.1.1. hereof. Annex A to the Loan Agreement is hereby amended and restated in accordance with Annex A attached to this Amendment.

"SOFR" means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time); provided, however, that in no event shall SOFR be deemed less than 0.20%.

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“Termination Date” means the earlier to occur of (a) with respect to (i) the Revolving Commitment and Letters of Credit, June 30, 2025, and (ii) the Term Commitment, August 18, 2026, in each case which date may be extended at the request of any Borrower with the written consent of Lender without the need for any formal amendment hereto, or (b) such other date on which the Commitments terminate pursuant to Section 5 or Section 13.2.

2.	Amendment to Loan Agreement.

(a)               Commencing the Effective Date, Section 1.3(c) of the Loan Agreement is amended and restated as follows:

(c) Rates. Lender does not warrant, nor accept responsibility, nor shall Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of "LIBO Rate" or with respect to any comparable or successor rate thereto (including any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(b)               Commencing the Effective Date, Section 2.2.1 of the Loan Agreement is amended and restated as follows:

2.2.1         Various Types of Loans. Each Revolving Loan shall be, and the Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than three (3) different Groups of LIBOR Loans shall be outstanding at any one time.

(c)               Commencing the Effective Date, Section 2.1.2 of the Loan Agreement is amended and restated as follows:

2.1.2         Term Loan Commitment. Lender agrees to make a loan to Borrower ("Term Loan") on the Effective Date. The Commitment of Lender to make the Term Loan shall expire concurrently with the making of the Term Loan on the Effective Date. The proceeds of the Term Loan will be used to fund a portion of the purchase price payable in connection with the GFI Acquisition.

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(d)               Commencing the Effective Date, Section 2.4 of the Loan Agreement is amended and restated as follows:

2.4       Notes. At Lender's request, the Loans shall be evidenced by one or more Notes, with appropriate insertions, payable to the order of Lender in a face principal amount of the Revolving Commitment and the principal amount of the Term Loan.

(e)               Commencing the Effective Date, Section 5.1.2 of the Loan Agreement is amended and restated as follows:

5.1.2      Mandatory Reductions of Revolving Commitment. On the date of any Mandatory Prepayment Event, the Revolving Commitment shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay the Term Loan pursuant to Section 5.2.2.

(f)               Commencing the Effective Date, the introductory clause (a) of Section 5.2.2 of the Loan Agreement is amended and restated as follows:

(a)                Borrower shall make prepayments of the Term Loan (and, if the Term Loan has been paid in full, the Revolving Loan) until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

(g)              Commencing the Effective Date, Section 5.3 of the Loan Agreement is amended and restated as follows:

5.3              Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of $50,000 or a higher integral multiple of $50,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 7.4. All prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBO Rate Loans in direct order of Interest Period maturities.

(h)              Commencing the Effective Date, Section 5.4 of the Loan Agreement is amended and restated as follows:

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5.4             Repayments.

5.4.1         Revolving Loans. The Revolving Loans shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

5.4.2         Term Loan. The Term Loan shall be paid in equal quarterly installments of $250,000 each, commencing September 30, 2021. Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

(i)                Commencing the Effective Date, Section 14.13.1(b) of the Loan Agreement is amended and restated as follows:

(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee, shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrower shall execute and deliver to the Assignee (and, as applicable, Lender) a Note in the principal amount of the Assignee's pro rata share of the Revolving Commitment plus the principal amount of the Assignee's Term Loan (and, as applicable, a Note in the principal amount of the pro rata share of the Revolving Commitment retained by Lender plus the principal amount of the Term Loan retained by Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Lender of such Note, Lender shall return to Borrower any prior Note held by it.

(j)       Commencing the Effective Date, Section 7.9 of the Loan Agreement is amended and restated as follows:

7.9              Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a "Loan Document" for purposes of this Section 7.9):

(a)                Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority ("FCA"), the regulatory supervisor of USD LIBOR's administrator ("IBA"), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, I-month, 3- month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

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(b)               Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrower. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower's receipt of notice from Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(c)                Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)               Notices; Standards for Decisions and Determinations. Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

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(e)                Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)                  Certain Defined Terms. As used in this Section 7.9:

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

"Benchmark" means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled "Benchmark Replacement Setting", then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to "Benchmark" shall include, as applicable, the published component used in the calculation thereof.

"Benchmark Replacement" means, for any Available Tenor:

(1)              For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by Lender:

(a)               the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month's duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months' duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months' duration, or

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(b)              the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and

(2)              For purposes of clause (b) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Lender as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "ABR," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Transition Event" means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

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"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for bilateral business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

"Early Opt-in Effective Date" means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower.

"Early Opt-in Election" means the occurrence of:

(1)               a determination by Lender that at least ten currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

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(2)               the election by Lender to trigger a fallback from USD LIBOR and the provision by Lender of written notice of such election to Borrower.

"Floor" means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

"Term SOFR" means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"USD LIBOR" means the London interbank offered rate for U.S. dollars.

(k)              Commencing on the Effective Date, Annex A to the Loan Agreement is amended and restated as provided in Annex A to this Amendment.

(l)           Except as specifically set forth herein, the Loan Documents previously delivered by the Borrowers shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing herein shall be deemed to constitute a release or otherwise adversely affect any lien or security interest securing the Obligations or any rights of the Lender against any party primarily or secondarily liable for such Obligations.

3.            Consent to GFI Acquistion. Commencing on the Effective Date and anything in the Loan Agreement to the contrary notwithstanding including Section 11.5 thereof, the Bank consents to the SFG Acquisition. Notwithstanding anything to the contrary contained herein, no consent by Bank to the SFG Acquisition shall be deemed to be an endorsement by Bank of such transaction, nor shall it be deemed an acknowledgement by Bank that such transaction or agreement complies with applicable law. The giving of the above consents shall not be deemed to establish a course of conduct and nothing contained herein shall relieve Borrowers from strict compliance with the terms of the Loan Agreement and the other Loan Documents.

4.            Representations and Warranties of Borrowers.

(a)               The Recitals in this Amendment are true and correct in all respects.

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(b)               All representations and warranties of each Borrower in the Loan Agreement and in the other Loan Documents to which each Borrower is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c)                No Event of Default or Default has occurred and is continuing.

(d)               Each Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment. This Amendment has been duly executed by each Borrower.

(e)               This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower and each of the other Borrowers in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

(f)                The execution, delivery and performance of this Amendment do not and will not (i) violate any law, rule, regulation or court order to which any of the Borrowers is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Borrowers or any other agreement or instrument to which it is party or by which the properties of any of the Borrowers is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Borrowers, whether now owned or hereafter acquired, other than Liens in favor of the Lender.

(g)              No consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery or performance by each of the Borrowers, or the validity or enforceability, of this Amendment, or the consummation of the transactions contemplated hereby.

5.                  Conditions Precedent to Effectiveness. This Amendment shall be effective on the date when each of the following conditions shall have been satisfied in the sole discretion of the Lender:

(a)               Amendment. Each of the Borrowers and the Lender shall have delivered to the Lender executed counterparts of this Amendment;

(b)              Term Note. The Borrowers shall have delivered to the Lender a Term Note in the form attached hereto as Exhibit A;

(c)               Matters Related to the GFI Acquisition. The Borrowers shall have delivered to the Lender a certified copy of the GFI Purchase Agreement and the GFI Acquisition shall have been consummated;

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(d)              Secretary and Manager Certificates. With respect to each Borrower (i) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Lender; and (ii) certification that the certificates delivered by such Borrower on or about May 7, 2018, remain in full force and effect and, in the case of Lifeway, certifying new resolutions of the Board of Directors of Lifeway approving the execution and delivery of the documents contemplated by this Amendment (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary or manager (or similar officer) as being in full force and effect without modification; and

(e)                Other Documents. The Borrowers shall have delivered to the Lender such other agreements, certificates, instruments, mortgage amendments, date downs of title insurance and other documents as the Lender may reasonably request to accomplish the purposes of this Amendment.

6.             Reference to and Effect on Loan Documents.

(a)                Ratification. Except as specifically provided in this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and each Borrower hereby ratifies and confirms each such Loan Document.

(b)               No Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of either party under the Loan Agreement or any of the other Loan Documents, or, except as expressly provided in herein, constitute a consent, waiver or modification with respect to any provision of the Loan Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as amended and modified hereby.

7.                  Entire Agreement. This Amendment, including all annexes, exhibits, schedules and other documents incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

8.                  Fees and Expenses. As provided in the Loan Agreement, the Borrowers agree to pay on demand all reasonable fees, costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment.

9.                  Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.              Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

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11.              Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lender and shall be binding upon the successors and assigns of each Borrower.

12.              Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (such as fax or e-mail) shall be as effective as delivery of a manually executed counterpart thereof.

13.              Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.              Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE CREDIT AGREEMENT.

15.              Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES FURTHER CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER SET FORTH IN THE LOAN AGREEMENT. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.              Waiver of Jury Trial. THE LENDER AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

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17.             Release of Claims. In consideration for entering into this agreement, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by the Lender arising under the Loan Agreement and the Loan Documents, each of the Borrowers hereby irrevocably releases and forever discharges the Lender and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrowers may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent to the extent arising out of, under or from the Loan Agreement, Loan Documents and related transactions (collectively, "Claims"). Each Borrower jointly and severally represents and warrants to the Lender that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. The Borrowers shall jointly and severally indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

EACH BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH BORROWER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH BORROWER WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE LENDER:

CIBC BANK USA FORMERLY KNOWN AS THE PRIVATE BANK AND TRUST COMPANY

By: /s/ Chris Trimbach
Authorized Officer

THE BORROWERS:

LIFEWAY FOODS, INC.

By: /s/ Julie Smolyansky

Name and Title: Julie Smolyansky, Chief Executive Officer

FRESH MADE, INC.

By: /s/ Julies Smolyansky

Name and Title: Julie Smolyansky, Chief Executive Officer

THE LIFEWAY KEFIR SHOP LLC

By: /s/ Julie Smolyansky

Name and Title: Julie Smolyansky, Manager

LIFEWAY WISCONSIN, INC.

By: /s/ Julie Smolyansky

Name and Title: Julie Smolyansky, Chief Executive Officer

[Signature Page to Fourth Amendment to Amended and Restated Loan and Security Agreement]

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AMENDED AND RESTATED ANNEX A

COMMITMENTS

Lender	Revolving Commitment Amount	Term Loan Commitment

CIBC Bank USA	$5,000,000.00	$5,000,000.00

TOTALS	$5,000,000.00	$5,000,000.00

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EXHIBIT A

TERM NOTE

August 18, 2021
$5,000,000.00	Chicago, Illinois

The undersigned, for value received, promises to pay to the order of CIBC Bank USA ("Lender") and its registered assigns at its principal office in Chicago, Illinois the aggregate unpaid amount of the Term Loan made to the undersigned by Lender pursuant to the Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan and Security Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness in connection with the Term Loan incurred under, and is subject to the terms and provisions of, the Amended and Restated Loan and Security Agreement, dated as of May 7, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Security Agreement"; terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), between the undersigned and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Term Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

[SIGNATURE PAGE FOLLOWS]

Exhibit A to Fourth Amendment to Amended and Restated Loan and Security Agreement

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LIFEWAY FOODS, INC.

By: /s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

FRESH MADE, INC.

By: /s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

THE LIFEWAY KEFIR SHOP LLC

By: /s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Manager

LIFEWAY WISCONSIN, INC.

By: /s/ Julie Smolyansky
Name and Title: Julie Smolyansky, Chief Executive Officer

Exhibit A to Fourth Amendment to Amended and Restated Loan and Security Agreement

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